Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

VAALCO Energy, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-239424, 333-218824 and 333-197180) of VAALCO Energy, Inc. (“VAALCO”) of our report dated May 11, 2021, relating to the statements of revenues and direct operating expenses of the Sasol Acquired Properties, which appear in VAALCO’s Current Report on Form 8-K dated May 11, 2021.

/s/ BDO USA, LLP

Houston, Texas
May 11, 2021